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                                                                   EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS






We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Healthtronics, Inc. Stock Option Plan of our report dated February 26, 1999, with respect to the consolidated financial statements and the related financial statement schedule for the years ended December 31, 1997 and 1998 of HealthTronics, Inc. included in HealthTronics, Inc.'s prospectus dated May 20, 1999, filed with the Securities and Exchange Commission.



                                                          /s/ ERNST & YOUNG LLP



Atlanta, Georgia
March 1, 1999